Exhibit 10.14

NOMINATION AND STANDSTILL AGREEMENT

This Nomination and Standstill Agreement (this "Agreement"), April 26, 2023, is by and among Michael D. King (the "Designee") and Charlie's Holdings, Inc., a Nevada corporation (the "Company").

WHEREAS, the Designee owns 4,600,001 shares of the common stock, par value $0.001 per share, of the Company (the "Common Stock"), and is a lender to the Company pursuant to that certain Promissory Note in the stated amount of $1,000,000 dated April 6, 2022, as modified by that certain First Modification to Promissory Note dated September 28, 2022 (as further modified or amended from time to time, the "Note").

WHEREAS, the Company's Board of Directors (the "Board") has considered the qualifications of the Designee and conducted such review as the Board have deemed appropriate, including as to reviewing materials provided by the Designee.

WHEREAS, the Board agrees to nominate the Designee to the Board and the Board has determined that it is in the best interests of the Company to do so on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Board Nomination.

(a)    Provided that the Designee executes and delivers to the Company an amendment to the Note to extend the maturity date of such Note until March 28, 2025, the Company agrees to nominate the Designee to the Board to the vacant seat.

(b)    The Company agrees to include the Designee in its slate of nominees for election as directors of the Company at the Company's next annual meeting of stockholders currently slated to be held on June 13, 2023 (and such meeting shall be held no later than June 30, 2023), including any adjournment, postponement, rescheduling or continuation thereof) and shall use all reasonable efforts to support the Designee's election, which shall be in no event any less rigorous and favorable than the manner in which the Company supports its other nominees with respect to the 2023 Annual Meeting and as the Company has supported its nominees in previous years. Further, the Company shall hold its 2024 annual meeting of stockholders no later than the date that is 13 months after the 2023 Annual Meeting, including any adjournment, postponement, rescheduling or continuation thereof

()    As a condition to the Designee's nomination for election. as a director of the Company, the Designee agrees to provide to the Company information required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and such other information as reasonably requested by the Company from time to time with respect to the Designee.

(a)    At all times while serving as a member of the Board, the Designee shall comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members and preserve the confidentiality of Company business and infonnation, including discussions or matters considered in meetings of the Board or Board committees to the extent not disclosed publicly by the Company.

(b)    The Company's obligations hereunder shall terminate immediately, and the Designee shall promptly offer to resign from the Board (and, if requested by the Company, promptly deliver his written resignation to the Board (which shall provide for his immediate resignation) it being understood that it shall be in the Board's sole discretion whether to accept or reject such resignation) if: (i) the Designee ceases to satisfy the conditions set forth in clauses (c)-(d) above; or (ii) the Designee otherwise ceases to comply or breaches any of the terms of this Agreement.

2.          Standstill.

(a)         During the Covered Period (unless specifically otherwise requested in writing by the Company, acting through a resolution of a majority of the Company's directors), the Designee shall not, directly or indirectly, in any manner, alone or in concert with others:

(i)    make, engage in, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined in or used under the Exchange Act and Regulation 14A thereunder) or consents to vote, or seek to advise, encourage or influence (including, for the avoidance of doubt, by encouraging or participating in any "withhold" or similar campaign) any person with respect to the voting of any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, "securities of the Company") with respect to the election or removal of directors or stockholder proposals, or become a "participant" (as such term is defined in or used under the Exchange Act and Regulation 14A thereunder) in any contested solicitation for the election of directors with respect to the Company (other than a solicitation or acting as a participant in support of all of the nominees of the Board at any stockholder meeting) or make, be the proponent of or cause any person to initiate any stockholder proposal pursuant to Rule 14a-8 under the Exchange Act, the Company's Bylaws or otherwise;

(ii)    form, join, encourage, influence, advise or in any way participate in any group (within the meaning of Section 13(d)(3) under the Exchange Act) with any person (any such person, a "Third Party") with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof;

(iii)    effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or any of their respective securities (each, an "Extraordinary Transaction"), or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the tender by the Designee of any securities of the Company into any tender or exchange offer, or vote with respect to any Extraordinary Transaction, that has been approved by the Board;

(iv)    (A) call, seek to call or request the call of any meeting of stockholders, including by written consent, (B) seek representation on, or nominate any candidate to, the Board, except as specifically set forth in Section 1, (C) seek the removal of any member of the Board, (D) solicit consents from stockholders or otherwise act or seek to act by written consent, (E) conduct a referendum of stockholders, or (F) make a request for any stockholder list or other books and records of the Company, whether pursuant to applicable law, the Company's Bylaws or otherwise;

(v)    except in connection with the enforcement of this Agreement or passive participation as a class member in any class action (which, for the avoidance of doubt, shall not include participation as a name or lead plaintiff) with respect to any event or circumstance occurring prior to the date of this Agreement, initiate, encourage or participate in any litigation against the Company or any of its subsidiaries or their respective directors or officers, or in any derivative litigation on behalf of the Company, except for testimony in any legal proceeding that may be required by law;

(vi)    take any action in support of or make any proposal or request that constitutes: (A) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors, the removal of any directors, or to fill any vacancies on the Board, (B) any material change in the capitalization, stock repurchase programs and practices or dividend of the Company, (C) any other material change in the Company's management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Company's Certificate of Incorporation or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(viii)    make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, any subsidiary of the Company, the Company's officers or directors, policies or affairs, any securities of the Company, the Company's assets or this Agreement that is inconsistent with the provisions of this Agreement;

(ix)    enter into any negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing; or

(x)    make or in any way advance any request or proposal to amend, modify or waive any provision of this Agreement other than in a nonpublic and confidential manner and which nonpublic and confidential request could not reasonably be expected by the Company to require public disclosure by any party hereto.

(b)         Nothing in this Section 2 shall limit the Designee, during the term of any service as a director of the Company, from taking actions solely in the Designee's capacity as a director of the Company (including voting on any matter submitted for consideration by the Board, participating in deliberations or discussions of the Board and making suggestions or raising issues to the Board; provided that the Designee does not breach any applicable fiduciary duty) and complying with applicable fiduciary duties and requirements under applicable law for compliance therewith by the members of the Board including requirements with respect to the disclosure or other treatment of conflicts of interest and similar circumstances, so long as such actions are consistent with the Designee's obligations and representations under the other Sections of this Agreement.

For purposes of this Agreement the terms "person" or "persons" shall mean any individual, corporation (including any not-for-profit corporation), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

3.         Representations of the Company. The Company represents and warrants as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and

(b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the right of creditors and subject to general equity principles.

4.         Representations of the Designee. The Designee represents and warrants as follows: (a) the Designee has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, (b) this Agreement has been duly and validly authorized, executed and delivered by the Designee, constitutes a valid and binding obligation and agreement of the Designee and is enforceable against the Designee in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the right of creditors and subject to general equity principles, and

(c) the Designee, beneficially owns, directly or indirectly, an aggregate of 4,600,001 shares of Common Stock.

5.         Term.

  (a)         This Agreement is effective as of the date hereof and shall remain in full force and effect for the period (the "Covered Period") commencing on the date hereof and ending on December 31, 2023; provided that if (i) the Company has materially breached the terms of this Agreement and has failed to cure such breach within 15 calendar days following written notice from the Designee to the Company describing such breach in reasonable detail or (ii) the Designee has materially breached the terms of this Agreement and has failed to cure such breach within 15 calendar days following written notice from the Company to the Designee describing such breach in reasonable detail, then the Designee (in the case of any breach by the Company) or the Company (in the case of any breach by the Designee) may terminate this Agreement on written notice to the other parties hereto, and this Agreement shall terminate, and the Covered Period shall end, on the date on which such notice is deemed to be given in accordance with Section 8.

Notwithstanding the foregoing, in the event the Designee is not elected and a member of the Board of Directors of the Company on or before June 30, 2023, this Agreement shall automatically terminate.

(b)         The provisions of Section 6 through Section 12 shall survive the termination of this Agreement. The termination pursuant to Section 5(a) shall not relieve any party hereto from liability for any breach of this Agreement prior to such termination.

6.    Specific Performance; Forum; Choice of Law. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this, Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the state and federal courts located in in the State of Nevada (collectively, the "Courts"), in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to the party seeking relief on the grounds that any other remedy or relief is available at law or in equity. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms of this Agreement by way of equitable relief. Furthermore, each of the parties hereto irrevocably (a) consents to submit itself to the personal jurisdiction of the Courts in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Courts, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Courts, (d) waives the right to trial by jury, and (e) consents to service of process by the United States Postal Service or a reputable overnight mail delivery service, in each case, signature requested, to the address set forth in Section 8 of this Agreement or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITH RESPECT TO VALIDITY, INTERPRETATION, EFFECT AND ENFORCEMENT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

7.    Entire Agreement; Amendment. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

8.    Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address, if any, set forth below and appropriate confirmation is received or (b) if given by any other means, when actually received during noi nal business hours at the address specified in this Section 8:

If to the Company:	Charlie's Holdings, Inc. With a copy (which shall not constitute notice) to:

If to the Designee:	Michael D. King With a copy (which shall not constitute notice) to:

9.    Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

10.    Counterparts. This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or email transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

11.    No Third Party Beneficiaries., Assignment. This Agreement is solely for the benefit of the parties hereto and is not binding upon or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.

12.         Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof, "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "will" shall be construed to have the same meaning as the word "shall." The words "dates hereof' will refer to the date of this Agreement. The word "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References herein to either gender include the other gender. Any agreement, instrument, law, rule, regulation or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule, regulation or statute as from time to time amended, modified or supplemented. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution and delivery of this Agreement, and that it has executed and delivered the same with the advice of such counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Nomination and Standstill Agreement or caused the same to be executed as of the date first above written.

CHARLIE’S HOLDINGS, INC.

MICHAEL D. KING
Printed Name: Michael D. King

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